   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 10, 1997


                                                   REGISTRATION NUMBER 333-26307
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 6


                                       TO

                                   FORM SB-2
                            ------------------------
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        TEAM COMMUNICATIONS GROUP, INC.
        EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN THE CHARTER

            CALIFORNIA                           3652                           95-5419215
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL             (IRS EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)           IDENTIFICATION NO.)

                            ------------------------

                        TEAM COMMUNICATIONS GROUP, INC.
                      12300 WILSHIRE BOULEVARD, SUITE 400
                         LOS ANGELES, CALIFORNIA 90025
                                 (310) 442-3500
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES.)
                            ------------------------

                                 DREW S. LEVIN
                      12300 WILSHIRE BOULEVARD, SUITE 400
                         LOS ANGELES, CALIFORNIA 90025
                                 (310) 442-3500
 (NAMES, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                BRUCE P. VANN, ESQ.                              THOMAS J. POLETTI, ESQ.
           KELLY LYTTON MINTZ & VANN LLP                        KATHERINE J. BLAIR, ESQ.
       1900 AVENUE OF THE STARS, SUITE 1450            FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN
           LOS ANGELES, CALIFORNIA 90067                         9100 WILSHIRE BLVD., 8E
           TELEPHONE NO: (310) 277-5333                         BEVERLY HILLS, CALIFORNIA
           FACSIMILE NO: (310) 277-5953                       TELEPHONE NO: (310) 273-1870
                                                              FACSIMILE NO: (310) 274-8357

                            ------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: as soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended, check the following box.   [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [ ]

     THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

                                   SIGNATURES


     In accordance with the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on this 10th day of November, 1997.


                                          Team Communications Group, Inc.

                                          By:        /s/ DREW LEVIN
                                            ------------------------------------
                                            DREW LEVIN
                                            Chairman of the Board, President,
                                            and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                             CAPACITY                    DATE
---------------------------------------------  --------------------------    ------------------
               /s/ DREW LEVIN                    Chairman of the Board,      November 10, 1997
---------------------------------------------  President, Chief Executive
                 DREW LEVIN                       Officer and Director

                      *                                 Director             November 10, 1997
---------------------------------------------
                PAUL YAMAMOTO

             /s/ MICHAEL LATINER                    Vice President,          November 10, 1997
---------------------------------------------   Controller and Secretary
               MICHAEL LATINER


*By:         /s/ DREW LEVIN
     ---------------------------------
                DREW LEVIN
             Attorney-in-Fact

                               INDEX TO EXHIBITS

                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                                    DESCRIPTION                                    PAGE
------     ------------------------------------------------------------------------- ------------
   1.0     Form of Underwriting Agreement(1)........................................
   3.1     Articles of Incorporation(1).............................................
   3.2     By-laws of the Company(1)................................................
   4.1     Form of Warrant Agreement March 1996(1)..................................
   4.2     Form of Warrant Agreement May 1996(1)....................................
   4.3     Form of Warrant Agreement February 1997(1)...............................
   4.4     Form of Convertible Note March 1996 and related Security Agreement(1)....
   4.5     Form of Convertible Note May 1996 and related Security Agreement(1)......
   4.6     Form of Convertible Note February 1997(1)................................
   4.7.1   Extensions relating to South Ferry #2, L.P. Indebtedness(1)..............
   4.7.2   Extensions relating to Certain February 1996 Convertible Notes(1)........
   4.8     Restated Joe Cayre Agreement(1)..........................................
   4.9     Agreement with AMAE Ventures, related note and Security Agreement(1).....
   4.10    Agreements re Total Recall Financing July 1996(1)........................
   4.11    Agreements re LoCoMoTioN Financing with South Ferry #2, L.P.(1)..........
   4.12    1996 Employee Stock Option Plan(1).......................................
   4.13    1996 Directors Stock Option Plan(1)......................................
   4.14    Form of Consulting Agreement between H.J. Meyers & Co., Inc. and the
           Company(1)...............................................................
   4.15    Specimen Certificate(1)..................................................
   4.16    Form of Underwriter's Warrant(1).........................................
   5.1     Opinion and Consent of Kelly Lytton Mintz & Vann LLP(1)..................
  10.1     Agreement with Mel Giniger(1)............................................
  10.2     Agreement with Beyond Distribution PTY. Limited(1).......................
  10.3     Interpublic Group of Companies Contract(1)...............................
  10.4     Employment Agreement, dated as of January 1, 1997, between the Company and Drew Levin(1)........................................................
  10.5     Lease between the Company and TCW(1).....................................
  10.6     Agreement with Alliance Production Ltd. re Total Recall(1)...............
  10.7     Interpublic -- Term Co-financing Agreement(1)............................
  10.8     Miramax Term Sheet(1)....................................................
  10.9     Agreement with Leucadia Film Corp.(1)....................................
  10.10    Agreements with the Family Channel re Quake and Down Fall(1).............
  10.11    Agreements with Discovery Communications, Inc., re Amazing Tails II(1)...
  10.12    Employment Agreement, dated March 19, 1997, amended as of October 4,
           1997, between the Company and Todd C. Jackson(1).........................

                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                                    DESCRIPTION                                    PAGE
------     ------------------------------------------------------------------------- ------------
 10.13     Employment Agreement, dated as of January 20, 1997, amended as of October
           4, 1997, between the Company and Paul Yamamoto(1)........................
 10.14     Consulting Agreement, dated October 9, 1997 between the Company and
           Joseph Cayre(1)..........................................................
  11       Statement re: Computation of per share earnings(1).......................
  21       Subsidiaries of the Registrant(1)........................................
  23.1     Consent of experts and named counsel(1) (consent of Kelly Lytton Mintz &
           Vann LLP included in Exhibit 5.1)........................................
  23.2     Consent of Price Waterhouse LLP to disclosure re Prior Accountants(2)
  23.3     Consent of Bruce P. Vann, Esq. (Nominated Director)(1)...................
  23.4     Consent of Seth M. Willenson (Nominated Director)(1).....................
  24       Power of Attorney(1).....................................................

---------------

(1) Previously filed.

(2) Filed herewith.